UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

PIONEER POWER SOLUTIONS, INC. (Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 9th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 4, 2013, Pioneer Power Solutions, Inc. (the “Company”) will present at the LD MICRO Sixth Annual Conference at 2:30 p.m. (PST), Track 3, at the Luxe Sunset Bel Air, 11461 Sunset Boulevard, Los Angeles, California (the “Conference”). The Company’s presentation and participation at the Conference is being led by Nathan Mazurek, Chairman and Chief Executive Officer of the Company, and Andrew Minkow, the Chief Financial Officer of the Company, and will include information about the Company’s business operations, financial results, strategic initiatives and prospects for the future.

The slide presentation to be given at the Conference, along with a link to the audio webcast to the Conference, is available on the Investor Relations section of the Company’s website at www.pioneerpowersolutions.com, and a copy of the slide presentation is filed herewith as Exhibit 99.1 and incorporated herein by this reference. Mr. Mazurek and Mr. Minkow may also be giving this slide presentation from time to time, on and after the date this Report is filed, to other investors, investment analysts and other members of the financial and investment community.

The slide presentation filed herewith as Exhibit 99.1 contains forward-looking statements made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing..

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Investment Slide Presentation dated December 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: December 4, 2013	By:	/s/ Andrew Minkow
	Name:	Andrew Minkow
	Title:	Chief Financial Officer